Exhibit 21

List of Significant Subsidiaries

Name of Subsidiary	State (Jurisdiction) of Incorporation or Organization
Bartlett & Co.	Ohio
Batterymarch Financial Management, Inc.	Maryland
Berkshire Asset Management, Inc.	Maryland
Brandywine Global Investment Management, LLC	Delaware
CAM North America, LLC	Delaware
Legg Mason & Co., LLC	Maryland
Legg Mason Capital Management, Inc.	Maryland
Legg Mason International Holdings, LLC	Delaware
Legg Mason International Holdings II, LLC	Delaware
Legg Mason Investment Counsel & Trust Company, National Association	USA
Legg Mason Investor Services, LLC	Delaware
Legg Mason Fund Adviser, Inc.	Maryland
Legg Mason Funding, Corp.	Delaware
Legg Mason Funds Management, Inc.	Maryland
Legg Mason Properties, Inc.	North Carolina
Legg Mason Real Estate Investors, Inc.	Maryland
LMM LLC	Delaware
PCM Holdings I, Inc.	Delaware
PCM Holdings II, LLC	Delaware
Permal Group Ltd	England and Wales
Royce & Associates, LLC	Delaware
Salomon Brothers Asset Management Inc.	Delaware
Smith Barney Fund Management LLC	Delaware
Smith Barney Global Capital Management, Inc.	Delaware
TIMCO Asset Management, Inc.	Connecticut
Western Asset Management Company	California
3040692 Nova Scotia Company	Canada
Barrett Associates, Inc. (1)	New York
Bartlett Real Estate, Inc. (2)	Ohio
Carnes Capital Corporation (3)	New York
Citicorp Investment Management (Luxembourg) S.A. (4)	Luxembourg
CitiMoney S.A. (4)	Luxembourg
Legg Mason Canada Holdings Ltd. (5)	Canada
Legg Mason Investment Counsel, LLC (1)	Maryland
Legg Mason Investments (Luxembourg) S.A. (4)	Luxembourg
LM International Holding LP (6)	Cayman Islands
Private Capital Management, L.P. (7)	New York
Royce Fund Services, Inc. (8)	New York
Royce Management Company, LLC (8)	New York

Legg Mason Asset Management (Asia) Pte Ltd (9)	Singapore
Legg Mason Canada Inc. (10)	Canada
Legg Mason International Equities Limited (9)	England and Wales
Legg Mason Investments (Hong Kong) Limited (9)	Hong Kong
LM Holdings Limited (9)	England and Wales
Western Asset Management (UK) Holdings Limited (9)	England and Wales
Legg Mason (UK) Holdings Plc (11)	England and Wales
Western Asset Management Company Limited (12)	England and Wales
Legg Mason Investments Holdings Limited (13)	England and Wales
Legg Mason Investments Limited (14)	England and Wales

(1)	Subsidiary of Legg Mason Investment Counsel & Trust Company, National Association
(2)	Subsidiary of Bartlett & Co.
(3)	Subsidiary of PCM Holdings I, Inc.
(4)	Subsidiary of Legg Mason, Inc. and Legg Mason International Holdings, LLC
(5)	Subsidiary of 3040692 Nova Scotia Company
(6)	Subsidiary of Legg Mason International Holdings, LLC and Legg Mason International Holdings II, LLC
(7)	Subsidiary of PCM Holdings I, Inc. and PCM Holdings II, LLC
(8)	Subsidiary of Royce & Associates, LLC
(9)	Subsidiary of LM International Holding LP
(10)	Subsidiary of Legg Mason Canada Holdings Ltd.
(11)	Subsidiary of LM Holdings Limited
(12)	Subsidiary of Western Asset Management (UK) Holdings Limited
(13)	Subsidiary of Legg Mason (UK) Holdings Plc
(14)	Subsidiary of Legg Mason Investments Holdings Limited